Exhibit 10.6

FIRST AMENDMENT AND WAIVER OF FINANCING AGREEMENT

THIS FIRST AMENDMENT AND WAIVER OF THE FINANCING AGREEMENT, dated as of August 5, 2005 (this “Amendment and Waiver”), is by and among each of the lenders that from time to time is a party hereto (such lenders, each individually a “Lender” and collectively, the “Lenders”), Fortress Credit Corp., as administrative agent for the Lenders (in such capacity, together with its successors and assigns, if any, for the benefit of the Agents and the Lenders in such capacity, the “Administrative Agent”), Fortress Credit Corp., as collateral agent (in such capacity, together with its successors and assigns, if any, in such capacity, the “Collateral Agent”, and together with the Administrative Agent, each an “Agent” and collectively the “Agents”) and Modtech Holdings, Inc., a Delaware corporation (the “Parent” or “Borrower”).

RECITALS:

WHEREAS, the parties hereto are parties to that certain Financing Agreement dated as of February 25, 2005 (the “Financing Agreement”);

WHEREAS, the Borrower will issue common stock with in an aggregate purchase price of $11,629,110 to purchasers (the “Common Stock PIPE”);

WHEREAS, the Borrower has requested that the Lenders, among other things, (i) waive certain defaults more specifically described herein and (ii) consent to certain amendments to the Second Lien Credit Documents;

WHEREAS, the Borrower has requested that in connection with the above, the Lenders amend and waive certain provisions of the Financing Agreement and the Lenders, subject to the terms and conditions set forth herein, are willing to grant such requests;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given them in the Financing Agreement.

SECTION 2. Amendments to the Financing Agreement. The Financing Agreement is, as of the First Amendment Effective Date (as defined below), hereby amended as follows:

1. Section 1.01 of the Financing Agreement (Definitions) is hereby amended by adding the following new definitions thereto in their appropriate alphabetical order:

“Common Stock PIPE” shall mean that common stock issued by Borrower to purchasers with in an aggregate purchase price of $11,629,110 to purchasers in accordance with the Purchase Agreement.

“Common Stock PIPE Transaction Documents” shall mean the Purchase Agreement and each of the other agreements, documents and instruments providing for or evidencing or relating to the Common Stock PIPE, and any other agreement, writing, document or instrument executed or delivered at any time in connection with the Common Stock PIPE.

“First Amendment Effective Date” shall mean the date on which all of the conditions precedent set forth in Section 4 are satisfied.

“Second Lien Credit Amendment” shall mean the Consent, Waiver, Amendment and Exchange Agreement dated as of August 5, 2005, between the Borrower and Amphora Limited, with respect to the Second Lien Credit Agreement and the other Second Lien Loan Documents.

2. Section 1.01 of the Financing Agreement (Definitions) is hereby amended by deleting the definition of “Consolidated EBITDA” in its entirety and replacing it with the following:

“Consolidated EBITDA” means, with respect to any Person and its Subsidiaries for any period, the Consolidated Net Income of such Persons for such period, plus (i) without duplication, the sum of the following amounts of such Persons for such period to the extent deducted in determining Consolidated Net Income of such Persons for such period: (A) Consolidated Net Interest Expense, (B) income tax expense, (C) depreciation expense and (D) amortization expense; provided, that for purposes of Sections 7.03(b) and (d) Consolidated EBITDA shall be deemed to be (i) for the period ending June 30, 2005, Consolidated EBITDA for the quarter ending June 30, 2005 multiplied by four (4); (ii) for the period ending September 30, 2005, the sum of (x) Consolidated EBITDA for the quarter ending September 30, 2005 and (y) Consolidated EBITDA for the quarter ending June 30, 2005 multiplied by two (2); (iii) for the period ending December 31, 2005, the sum of (x) Consolidated EBITDA for the quarter ending December 31, 2005 and (y) Consolidated EBITDA for the quarter ending September 30, 2005 and (z) Consolidated EBITDA for the quarter ending June 30, 2005, multiplied by one and one third (1.33) and (iv) for all periods thereafter, Consolidated EBITDA for the 12 month period most recently ended; provided further that for purposes of Section 7.03(a), Consolidated EBITDA shall be deemed to be (i) for the period ending September 30, 2005, Consolidated EBITDA for the quarter ending June 30, 2005 plus the Consolidated EBITDA for the quarter ending September 30, 2005; (ii) for the period ending December 31, 2005, Consolidated EBITDA for the quarter ending June 30, 2005 plus the Consolidated EBITDA for the quarter ending September 30, 2005 plus the Consolidated EBITDA for the quarter ending December 31, 2005 and (iv) for all period thereafter, Consolidated EBITDA for the 12 month period most recently ended.

3. Section 2.05(c) of the Financing Agreement (Mandatory Prepayments) is hereby amended by adding the following new subsection as follows:

“(vii) Immediately upon the receipt by the Borrower of the proceeds of the Common Stock PIPE, the Borrower shall prepay the outstanding amount of the Term Loan Obligations in an amount equal to $1,150,000.”

4. Section 2.05(d) of the Financing Agreement (Application of Payments) is hereby amended by deleting “and” immediately before “(c)(vi)” and inserting “,” and immediately after “(c)(vi)” inserting “and (c)(vii)”.

5. Section 7.03(a) (Minimum EBITDA) is hereby amended by deleting the information set forth under the heading “Fiscal Quarter Ending” and “Minimum Consolidated EBITDA” in the rows September 30, 2005, December 31, 2005, March 30, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007, September 30, 2007 and December 31, 2007 and replacing it with the following:

Fiscal Quarter Ending:	Minimum Consolidated EBITDA:
September 30, 2005	$9,290,000
December 31, 2005	$14,130,000
March 30, 2006	$18,120,000
June 30, 2006	$20,330,000
September 30, 2006	$23,600,000
December 31, 2006	$25,375,000
March 31, 2007	$25,575,000
June 30, 2007	$28,950,000
September 30, 2007	$29,500,000
December 31, 2007	$29,800,000

6. Section 7.03(b) (Senior Secured Leverage Ratio) is hereby amended by deleting the information set forth under the heading “Fiscal Quarter Ending” and “Senior Secured Leverage Ratio” in the rows September 30, 2005, December 31, 2005, March 31, 2006 and June 30, 2006 and replacing it with the following:

Fiscal Quarter Ending:	Senior Secured Leverage Ratio:
September 30, 2005	1.00:1.00
December 31, 2005	1.00:1.00
March 31, 2006	1.00:1.00
June 30, 2006	1.00:1.00

7. Section 7.03)(d) (Consolidated Fixed Charge Coverage Ratio) is hereby amended by deleting the information set forth under the heading “Fiscal Quarter Ending” and “Fixed Charge Coverage Ratio” in the rows September 30, 2005 and December 31, 2005 and replacing it with the following:

Fiscal Quarter Ending:	Fixed Charge Coverage Ratio:
September 30, 2005	1.75:1.00
December 31, 2005 and each fiscal quarter end thereafter	1.75:1.00

SECTION 3. Waiver and Consent. The Lenders hereby agree as follows:

1. Waiver. As of the First Amendment Effective Date, the Lenders hereby waive compliance with each of the financial covenants in Section 7.03 of the Financing Agreement set forth on Schedule A annexed hereto existing as of the First Amendment Effective Date and any breach, default or event of default under the Financing Agreement that results solely (except for any required notice or passage of time) from any prior non-compliance with such covenants. The foregoing waiver (the “Waiver”) is specifically limited in time and scope to the individual occurrences described above and shall not be deemed to extend or apply to any other term, provision, event or occurrence in existence as of the date hereof or arising hereafter. In addition, the Waiver shall not be deemed to constitute a custom or a practice on the part of any or all of the Lenders.

2. Consent. As of the First Amendment Effective Date and by their execution of this Amendment and Waiver, the Lenders consent to (i) certain amendments of, and waivers with respect to, the Second Lien Credit Agreement and the other Second Lien Loan Documents, as set forth in the Second Lien Credit Amendment, and (ii) the execution by the Borrower of the Second Lien Credit Amendment. The scope of the foregoing consents (the “Consents”) are specifically limited in time and scope to the individual actions described above and shall not be deemed to extend or apply to any other action in existence as of the date hereof or arising hereafter. In addition, the Consents shall not be deemed to constitute a custom or a practice on the part of the Lenders.

SECTION 4. Conditions Precedent to Effectiveness of Amendment and Waiver. This Amendment and Waiver shall become effective upon the date (the “First Amendment Effective Date”) when each of the following conditions have been satisfied:

1. Execution of Amendment and Waiver. Borrower and each Lender shall have executed and delivered this Amendment and Waiver (whether the same or different counterparts).

2. Delivery of Second Lien Credit Amendment Documents. Borrowers shall have delivered a duly executed Second Lien Credit Amendment, together with all documents and certificates required therein and delivered in connection therewith, each in form and substance satisfactory to the Lenders (including, without limitation, a consent and acknowledgment to this Amendment and Waiver and the matters set forth herein).

3. Common Stock PIPE Transaction. On or before the First Amendment Effective Date, the Lenders shall have received a copy of the duly executed Common Stock PIPE Transaction Documents, together with all documents and certificates required therein and delivered in connection therewith, each in form and substance satisfactory to the Lenders and Borrower shall have received $11,629,110 in cash proceeds and, contemporaneously therewith, the Borrower shall have applied $1,150,000 of the proceeds to the Term Loan Obligations in accordance with the terms hereof.

4. Perfection of Collateral Agent’s security interest in tax payment. On or before the First Amendment Effective Date, the Lenders shall have received evidence that the anticipated tax refund of 2004 owing to the Borrower in an approximate amount of $5,000,000 is properly pledged to the Collateral Agent and a first priority security interest granted to the Agent, on behalf of the Lenders, each on terms and conditions satisfactory to the Collateral Agent.

5. Amendment Fee. On or prior to the First Amendment Effective Date, the Borrower shall pay to the Administrative Agent for the account of the Lenders, a non-refundable fee (the “Amendment Fee”) equal to 0.50% of the Total Commitments, which shall be deemed fully earned on the First Amendment Effective Date.

6. Minimum Availability. As of the First Amendment Effective Date, as evidenced by an officer’s certificate of an Authorized Officer, Borrower shall have at least $8,000,000 of Availability.

7. Representations and Warranties. Borrower shall have delivered an officer’s certificate of an Authorized Officer certifying that the matters set forth Section 5 are true, correct and complete.

SECTION 5. Representations and Warranties of Borrower. Borrower represents and warrants to the Lenders that the following statements are true, correct and complete as follows:

1. The representations and warranties contained in Section 6.01 of the Financing Agreement are true and correct in all material respects at and as of the date hereof (after giving effect to the Common Stock PIPE Transaction Documents and the Second Lien Credit Amendment) as though made on and as of the date hereof.

2. After giving effect to this Amendment and Waiver, no Event of Default or Default is continuing.

3. The execution, delivery and performance of this Amendment and Waiver has been duly authorized by all necessary action on the part of, and duly executed and delivered by, the Borrower and this Amendment and Waiver is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

4. The execution, delivery and performance of this Amendment and Waiver and the fulfillment of and compliance with the respective terms hereof by the Borrower does not and will not (a) conflict with or result in a breach of any term, condition or provision of or (b) require any authorization, consent, approval, exemption or other action by or notice to any Governmental Entity or any other Person pursuant to the Certificate of Incorporation or bylaws or memorandum and articles of association of Borrower, or any Law, statute, rule or regulation to which Borrower is subject, or any agreement to which Borrower is subject (other than those which have been obtained on or prior to the date hereof).

5. Borrower has obtained all necessary corporate, governmental, regulatory and other third party consents and approvals required in connection with its execution, delivery and performance of this Amendment and Waiver and any other documents to be executed by Borrower pursuant hereto.

SECTION 6. References to and Effect on the Financing Agreement.

1. On and after the First Amendment Effective Date each reference in the Financing Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference to the Financing Agreement in the other documents (the “Ancillary Documents”) delivered in connection with the Financing Agreement shall mean and be a reference to the Financing Agreement as amended hereby.

2. Except as specifically amended above, the Financing Agreement and all other Ancillary Documents shall remain in full force and effect and are hereby ratified and confirmed.

3. The execution, delivery and effectiveness of this Amendment and Waiver shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the holders of Loans under the Financing Agreement or the Ancillary Documents.

4. This Amendment and Waiver shall be binding on the Borrower and the Lenders and shall inure to the benefit of the Borrower and the Lenders and the successors and assigns of the Lenders.

SECTION 7. Expenses. Borrower agrees to reimburse the Lenders upon demand for all expenses, reasonable fees of attorneys, and reasonable legal expenses, reasonably incurred by the Lenders in the review, preparation, negotiation and execution of this Amendment and Waiver and any other document required to be furnished herewith, and in enforcing the obligations of the Borrower hereunder, which obligations of the Borrower shall survive any termination of the Financing Agreement.

SECTION 8. Execution in Counterparts. This Amendment and Waiver may be executed in counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. This Amendment and Waiver shall be binding upon the respective parties hereto upon the execution and delivery of this Amendment and Waiver by the Borrower and the Lenders. Delivery of an

executed counterpart of a signature page of this Amendment and Waiver by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Amendment and Waiver.

SECTION 9. Release. Borrower does hereby release and forever discharge each of the Lenders and each affiliate thereof and each of their respective employees, officers, directors, trustees, agents, attorneys, successors, assigns or other representatives from any and all claims, demands, damages, actions, cross-actions, causes of action, costs and expenses (including legal expenses), of any kind or nature whatsoever, whether based on law or equity, which any of said parties has held or may now or in the future own or hold, whether known or unknown, for or because of any matter or thing done, omitted or suffered to be done on or before the actual date upon which this Amendment and Waiver is signed by any of such parties (i) arising directly or indirectly out of the Financing Agreement or any other documents, instruments or any other transactions relating thereto and/or (ii) relating directly or indirectly to all transactions by and between the Borrower or its representatives and each Lender or any of their respective directors, officers, agents, employees, attorneys or other representatives. Such release, waiver, acquittal and discharge shall and does include, without limitation, any claims of usury, fraud, duress, misrepresentation, lender liability, control, calling of the Financing Agreement s into default, exercise of remedies and all similar items and claims, which may, or could be, asserted by the Borrower.

SECTION 10. Governing Law. THIS AMENDMENT AND WAIVER SHALL BE GOVERNED BY, AND BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 11. Headings. Section headings in this Amendment and Waiver are included herein for convenience of reference only and shall not constitute a part of this Amendment and Waiver for any other purposes.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be duly executed by their respective officers thereunto duly authorized as of the date above first written.

MODTECH HOLDINGS, INC.

By:	/s/ DENNIS SHOGREN
Its:	Chief Financial Officer

FORTRESS CREDIT CORP.

By:	/s/ CONSTANTINE DAKOLIAS
Its:	Chief Credit Officer

ABLECO FINANCE LLC, ON BEHALF OF ITSELF AND ITS AFFILIATE ASSIGNEES

By:	Illegible
Its:	SVP

Schedule A

Section 7.03 (Financial Covenants) including the following: (a) Minimum EBITDA, (b) Senior Secured Leverage Ratio, (c) Excess Availability and (d) Consolidated Fixed Charge Coverage Ratio (as set forth in the Financing Agreement).